Exhibit (J)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 117 to the Registration Statement on Form N-1A of Fidelity Devonshire Trust: Fidelity Large Cap Growth Fund, Fidelity Large Cap Value Fund, Fidelity Mid Cap Growth Fund and Fidelity Mid Cap Value Fund of our report dated March 13, 2007; Fidelity Utilities Fund of our report dated March 16, 2007; and Fidelity Equity Income Fund of our report dated March 20, 2007 on the financial statements and financial highlights included in the January 31, 2007 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 28, 2007